EXHIBIT 99.1

Green Innovations Appoints Former Kimberly-Clark Vice President and Former CEO of Oasis Brands as New Company CEO

Miami, Florida – April 15, 2013 – Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) (“Green Innovations” or the “Company”) is pleased to announce that Mr. Philip C. Rundle has accepted an appointment as its new Chief Executive Officer. Mr. Rundle is considered a visionary business leader with over 20 years of extensive domestic and international experience in the tissue, diaper, wipes, and feminine care products business.

“I am very excited to join the executive team as the new Company CEO. My direct industry experience at Kimberly-Clark and, more recently, at Oasis Brands, Inc., makes this new position familiar to me and at the same time brings with it the new challenges of integrating incredibly innovative bamboo products into the North American and global markets,” stated Philip Rundle, the new Chief Executive Officer of Green Innovations. “We believe that these new eco-friendly products are the right direction in which the paper, wet wipes, diapers, and feminine care industry is headed. I look forward to contributing to this incredible talented team and applying my unique industry experience to accelerate and expand the current Green Innovations’ growth strategy in this dynamic $30 billion market.”

During his career, Philip spent 16 years with Kimberly-Clark, a $21 billion leading international consumer goods company. In 1999, after holding various positions within Kimberly-Clark, including Marketing Director and Business Unit Director for South Africa and the USA, Mr. Rundle was named Vice President, Central and Eastern Europe. In 2003, he was named Vice President of NATO Brand Development, which brought him back to the USA. In this role, Philip led the effort to revitalize revenue and profit growth, and directed an international team of employees. His most recent industry role was as CEO of Oasis Brands, Inc., a leading tissue manufacturer based in North America, where his efforts led to double digit growth and brand leadership for the past three years.

“In many ways, Green Innovations is where my previous company was when I first joined their team a few years ago,” continued Rundle. “I was able to use my industry contacts, insight, and experience to help establish them as a leading tissue supplier in the USA very quickly. Now, I am eager to utilize my experience to lead Green Innovations in building their brands and achieve their sales and distribution objectives.”

Mr. Bruce Harmon, former CEO of Green Innovations, Inc., remains as the Company’s Chief Financial Officer (CFO) following the appointment of Rundle as new CEO.

“Philip is an excellent addition to our management team. His credibility and previous industry successes speak for themselves,” stated Mr. Bruce Harmon, CFO of Green Innovations. “I look forward to working closely with him to continue and expand upon our current growth strategies.”

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation’s 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Disclaimer

This press release contains “forward-looking statements”. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to accelerating and expanding growth plans, and achieving sales and distribution goals. The reader can identify these forward-looking statements by forward-looking words such as “may,” “will,” “expect,” “potential,” “anticipate,” “forecast,” “believe,” “estimate,” “project,” “plan,” “continue” or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. (“Green Innovations”). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations’ development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.